SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Soliciting Material Under Rule 14a-12
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials

TREDEGAR CORPORATION
(Name of Registrant as Specified In Its Charter)

——————————————————————————————
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies: ———————————————————————————————————————
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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

———————————————————————————————————————
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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: ———————————————————————————————————————
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(4)	Date Filed: ———————————————————————————————————————

1100 Boulders Parkway
Richmond, Virginia 23225

Annual Meeting of Shareholders

March 23, 2006

To Our Shareholders:

          We invite you to attend the Annual Meeting of Shareholders to be held at Lewis Ginter Botanical Garden, 1800 Lakeside Avenue, Richmond, Virginia, 23228, on Thursday, May 18, 2006, at 8:30 a.m., Eastern Daylight Time. A formal notice of the meeting, a proxy statement and a proxy form are enclosed. You are being asked to elect directors and ratify the appointment of Tredegar’s independent registered public accounting firm for the coming year and conduct any other business properly raised at the meeting.

          Please complete, sign, date and return the enclosed proxy form promptly, regardless of whether you plan to attend the meeting, using the enclosed self-addressed, stamped envelope. You may still vote in person at the meeting, even if you return the proxy.

          On behalf of our Board of Directors, management and employees of Tredegar Corporation, I thank you for your continued support and confidence in our company.

Sincerely yours,

Richard L. Morrill
Chairman of the Board

Your vote is important. Please sign and date the enclosed proxy card and return it promptly in the enclosed envelope to ensure that your shares will be represented at the annual meeting. Holders of a majority of the outstanding shares entitled to vote must be present either in person or by proxy for the meeting to be held. If you attend the meeting and vote your shares, any previous proxies will be revoked.

TREDEGAR CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME:	Thursday, May 18, 2006, at 8:30 a.m.

PLACE:	Lewis Ginter Botanical Garden
1800 Lakeside Avenue
Richmond, Virginia 23228
(see directions on reverse)

ITEMS OF BUSINESS:	1.	To elect three directors to serve until the 2009 annual meeting and until their successors are elected;

	2.	To ratify the appointment of PricewaterhouseCoopers LLP as Tredegar’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

	3.	To conduct any other business properly raised at the annual meeting or any adjournments thereof.

WHO MAY VOTE:	You may vote if you were a shareholder of record on March 14, 2006.

DATE OF MAILING:	This notice and the proxy statement are first being mailed to shareholders on or about March 23, 2006.

By Order of the Board of Directors

W. Hildebrandt Surgner, Jr.
Vice President, General Counsel and Secretary

[Directions to Lewis Ginter Botanical Garden]

PROXY STATEMENT

for

ANNUAL MEETING OF SHAREHOLDERS
TREDEGAR CORPORATION

To be held May 18, 2006

Approximate date of mailing--March 23, 2006

VOTING INFORMATION

The Board of Directors (the “Board”) of Tredegar Corporation, a Virginia corporation (“Tredegar”), is soliciting your proxy for the annual meeting of shareholders to be held on Thursday, May 18, 2006. This proxy statement and proxy form contain information about the items you will be voting on at the annual meeting.

Who may vote?

You may vote if you owned shares of Tredegar common stock on March 14, 2006, the date established by the Board for determining shareholders entitled to vote at the annual meeting. On that date, there were 38,791,338 outstanding shares of Tredegar common stock. Each share of Tredegar common stock is entitled to one vote.

What are the proposals shareholders will be voting on at the annual meeting?

You will be voting on the following:

•	The election of three directors;

•	The ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as Tredegar’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

•	Any other business properly raised at the annual meeting or any adjournments thereof.

How do I vote my shares?

You may vote your shares as follows:

1. You may vote in person at the annual meeting. Even if you plan to attend the annual meeting, we encourage you to vote your shares by proxy.

2. You may vote by mail by completing, signing, dating and returning the enclosed proxy in the self-addressed, stamped envelope provided.

What constitutes a quorum for the annual meeting?

A quorum is a majority of the outstanding shares of Tredegar common stock, present in person or represented by proxy at the annual meeting. Abstentions, withheld votes and shares held of record by a broker or its nominee that are voted on any matter at the annual meeting are included in determining the number of shares present. Shares held of record by a broker or its nominee that are not voted on any matter at the annual meeting will not be included in determining whether a quorum is present. A quorum is necessary to conduct business at the annual meeting.

What are my voting choices when voting on the director nominees?

In the vote on the election of Tredegar’s director nominees, you may:

1.	vote for all nominees;

2.	withhold votes as to all nominees; or

3.	withhold a vote as to one or more specific nominees.

A nominee is elected to the Board if a plurality of votes cast in the election of directors is cast “for” the nominee. Signing and returning your proxy card will constitute a vote “for” all of the nominees unless your proxy specifies that you are withholding authority to vote for any of the nominees. Any votes withheld will not be counted in determining the number of votes cast. In the event that any nominee for director is unavailable for election, the Board may either reduce the number of directors or choose a substitute nominee. If the Board chooses a substitute nominee, the shares represented by a proxy will be voted for the substitute nominee, unless other instructions are given in the proxy.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” ALL OF THE NOMINEES.

What are my voting choices when voting on the ratification of the appointment of PwC as Tredegar’s independent registered public accounting firm?

In voting on the ratification of the appointment of PwC as Tredegar’s independent registered public accounting firm for the fiscal year ending December 31, 2006, you may:

1.	vote for the ratification of the appointment of PwC;

2.	vote against the ratification of the appointment of PwC; or

3.	abstain from voting on the ratification of the appointment of PwC.

The ratification of the appointment of PwC as Tredegar’s independent registered public accounting firm requires that the number of votes cast “for” the ratification exceeds the number of votes cast “against” the ratification.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS TREDEGAR’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

Will my shares be voted if I do not return my proxy?

If you are a Tredegar shareholder whose stock is registered directly in your name with National City Bank, Tredegar’s transfer agent, your shares will only be voted if National City Bank receives specific voting instructions from you.

If you are a Tredegar shareholder whose stock is held in street name with a brokerage firm, your broker may or may not vote your shares in its discretion if you have not provided voting instructions to the broker. Whether the broker may vote your shares depends on the proposals before the meeting. Under the rules of the New York Stock Exchange, your broker may vote your shares in its discretion on “routine matters.” We believe that the election of directors and the ratification of the appointment of the independent registered public accounting firm are routine matters on which brokers are permitted to vote on behalf of their clients if no voting instructions are furnished.

The rules of the New York Stock Exchange, however, do not permit your broker to vote your shares on proposals that are not considered “routine.” When a proposal is not a routine matter and your broker has not received your voting instructions with respect to that proposal, your broker cannot vote your shares on that proposal. This is called a “broker non-vote.”

Can I change or revoke my vote?

Anyone giving a proxy may change or revoke it at any time before it is voted. A proxy can be changed or revoked by (i) voting in person at the annual meeting, (ii) delivering another later dated proxy, or (iii) notifying Tredegar’s Corporate Secretary in writing that you want to change or revoke your proxy. Attendance at the annual meeting will not itself revoke a proxy. All signed proxies that have not been revoked will be voted at the annual meeting. If your proxy contains any specific instructions, they will be followed.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means you have multiple accounts with our transfer agent, National City Bank, or with one or more brokerage firms and to vote all your shares you will need to sign and return all proxy cards. We encourage you to consolidate your accounts with the same name and address with National City Bank in a single account whenever possible. Please contact our transfer agent at 1-800-622-6757 for additional information.

Who pays for the solicitation of proxies?

Tredegar will pay the cost of soliciting proxies and may use employees to solicit proxies by mail, in person or by telephone. The Altman Group, Inc. (“Altman”) has been engaged to solicit proxies from brokers, nominees, fiduciaries and other custodians. Tredegar will pay Altman $5,000 for its services and will reimburse Altman for its out-of-pocket expenses, including mailing, copying, phone calls, faxes and other matters, and will indemnify Altman against any losses arising out of that firm’s proxy soliciting services on behalf of Tredegar.

How may I obtain Tredegar’s Form 10-K and other financial information?

A copy of Tredegar’s 2005 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the “2005 Form 10-K”), is enclosed.

Shareholders may request additional copies of the 2005 Form 10-K (including the financial statements and financial statement schedules), without charge, from:

Tredegar Corporation
Attention: Investor Relations
1100 Boulders Parkway
Richmond, Virginia 23225
1-800-411-7441
invest@tredegar.com

A list of exhibits to the 2005 Form 10-K, showing the cost of each, will be delivered with the copy of the 2005 Form 10-K. Any of the exhibits will be provided upon payment of the charge noted on the list. Exhibits to the 2005 Form 10-K are also available at the Securities and Exchange Commission website (www.sec.gov).

Current and prospective investors can also access the 2005 Form 10-K on Tredegar’s website at www.tredegar.com.

May shareholders ask questions at the annual meeting?

Yes. At the end of the annual meeting, shareholders will be given the opportunity to ask questions.

Will Tredegar’s directors be present at the annual meeting?

Yes. It is Tredegar’s policy that our directors attend the annual meeting of shareholders.

Is it possible to receive future mailings electronically?

Yes. If you are interested in receiving future shareholder communications electronically rather than receiving paper copies, please check the appropriate box and provide your e-mail address on your proxy card. When future shareholder communications become available, you will receive an e-mail letting you know that you may access and download documents from Tredegar’s website at www.tredegar.com.

What if I have questions for Tredegar’s transfer agent?

You can contact Tredegar’s transfer agent directly with questions concerning stock certificates, dividend checks, transfer of ownership, Tredegar’s dividend reinvestment and stock purchase plan, or other matters relevant to your Tredegar shareholder account at:

National City Bank
Corporate Trust Operations
P.O. Box 92301 (Locator 5352)
Cleveland, OH 44193-0900
Telephone: 1-800-622-6757
Fax: 1-216-257-8508
E-mail: shareholder.inquiries@nationalcity.com

Can I access my Tredegar account online?

Yes. If you are a shareholder of record, you can access your Tredegar shareholder account online via StockAccess at www.ncstockaccess.com, a service provided by Tredegar’s transfer agent, National City Bank. This service makes it easy and convenient to get current information on your shareholder account, such as:

•	Review share balances	•	Review dividend payment history

•	Review certificate history	•	Enroll in our dividend reinvestment plan

•	Review 1099 tax information	•	Request direct deposit of dividends

•	Change mailing address	•	Obtain shareholder forms and instructions

You may also access this site by visiting Tredegar’s website at www.tredegar.com and selecting Shareholder Services under Investor Relations. If you have any questions or need assistance (including obtaining a new personal identification (PIN) number), please contact National City Bank’s Shareholder Services Group at 1-800-622-6757.

ELECTION OF DIRECTORS

          The Board is divided into three classes of directors. Each class of directors serves for three years. The term for each class is staggered so that one class is elected at each annual meeting. Certain circumstances could cause the terms of the directors to vary and the classes of directors to change if a director is elected for less than a three-year term.

          The terms of three of Tredegar’s present directors, Messrs. Austin Brockenbrough, III, William M. Gottwald and Richard L. Morrill, will expire at the 2006 annual meeting. Upon the recommendation of the Nominating and Governance Committee, each of these directors has been nominated by the Board for re-election at the 2006 annual meeting for terms expiring at the 2009 annual meeting.

          Should all the nominees be elected to the Board of Tredegar, the director classes after the 2006 annual meeting will be as follows:

Class I Terms expiring at 2008 annual meeting	Class II Terms expiring at 2009 annual meeting	Class III Terms expiring at 2007 annual meeting

Horst R. Adam Norman A. Scher R. Gregory Williams	Austin Brockenbrough, III William M. Gottwald Richard L. Morrill	Donald T. Cowles John D. Gottwald Thomas G. Slater, Jr.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” ALL OF THE NOMINEES.

TREDEGAR’S BOARD OF DIRECTORS

Following is certain information concerning the nominees and the directors whose terms of office will continue after the meeting:

Horst R. Adam, 62

[Picture]

Chief Executive Officer, Light Dimensions, Inc., a developer and marketer of light enhanced consumer appliances for home-based health and beauty markets, since August, 2005, having served previously as President and Chief Executive Officer of XoftmicroTube, Inc., a developer of micro-miniature x-ray tubes, from December 2002 until June 2005, and as President and Chief Executive Officer of EndoVasix, Inc., a developer of intra-vascular, catheter-based, laser-induced shock wave instrumentation, from November 1996 until December 2002. Director since 2005. Term expires 2008.

Austin Brockenbrough, III, 69

[Picture]

Managing Director and President of Lowe, Brockenbrough & Company, Inc., a private investment counseling firm, since 1970. Other directorship: Trustee of The Williamsburg Investment Trust, a registered management investment company. Director since 1993. Term expires 2006.

Donald T. Cowles, 59

[Picture]

Executive Director, Initiatives of Change, Inc., a not- for-profit network working for a more inclusive American society, since January, 2006. Has also served as a consultant since 2001, having served previously as Senior Vice President, Construction and Distribution, of Reynolds Metals Company, an integrated producer of primary aluminum and aluminum products, and President, Reynolds Aluminum Supply Company, the metals distribution business of Reynolds Metals Company, from 1997 to 2001. Director since 2004. Term expires 2007.

John D. Gottwald, 51

[Picture]

President and Chief Executive Officer of Tredegar since March 1, 2006, having served previously as Chairman of the Board of Tredegar from September 10, 2001 until March 1, 2006, and President and Chief Executive Officer of Tredegar from July 10, 1989 until September 10, 2001. Other directorship: Albemarle Corporation, a chemicals company (“Albemarle”). Director since 1989. Term expires 2007.

William M. Gottwald, 58

[Picture]

Vice Chairman of the Board of Tredegar, and Chairman of the Board of Directors of Albemarle since March 28, 2001, having served previously as Vice President, Corporate Strategy, of Albemarle from August 1996 until March 27, 2001. Other directorship: Albemarle. Director since 1997. Term expires 2006.

Richard L. Morrill, 66

[Picture]

Chairman of the Board of Tredegar since March 1, 2006, and Chancellor of the University of Richmond since July 1, 1998, having served previously as Distinguished University Professor of Ethics and Democratic Values, University of Richmond, from July 1, 1998 until June 1, 2004. Other directorships: Albemarle and Trustee of The Williamsburg Investment Trust. Director since 1997. Term expires 2006.

Norman A. Scher, 68

[Picture]

Vice Chairman of the Board of Tredegar since March 1, 2006, having served previously as President and Chief Executive Officer of Tredegar from September 10, 2001 until March 1, 2006, and as Executive Vice President and Chief Financial Officer of Tredegar from July 10, 1989 until September 10, 2001. Other directorship: Alliance One International, Inc., an international leaf tobacco merchant. Director since 1989. Term expires 2008.

Thomas G. Slater, Jr., 62

[Picture]	Partner of Hunton & Williams LLP, a law firm, since 1976. Director since 1998. Term expires 2007.

R. Gregory Williams, 54

[Picture]	President of CCA Financial Services, LLC, a technology leasing company, since 1984. Director since 2002. Term expires 2008.

          Messrs. John D. Gottwald and William M. Gottwald are brothers. In addition, Mr. Thomas G. Slater, Jr., is married to Mr. John D. Gottwald’s sister-in-law and is a partner of the law firm of Hunton & Williams LLP, which provides legal services to Tredegar on a variety of matters.

          The Board has affirmatively determined that the following members of the Board are independent, as that term is defined under the general independence standards of the New York Stock Exchange listing standards and Tredegar’s Governance Guidelines:

Horst R. Adam
Austin Brockenbrough, III
Donald T. Cowles
Richard L. Morrill
R. Gregory Williams

          The Board has adopted, as part of Tredegar’s Governance Guidelines, categorical standards to assist it in making these independence determinations. All of the directors and the nominees identified as “independent” in this proxy statement meet these categorical standards, which are attached to this proxy statement as Annex A. A copy of the Governance Guidelines are published on Tredegar’s website at www.tredegar.com. Copies are also available in print to any shareholder upon request by directing the request to Tredegar Corporation, 1100 Boulders Parkway, Richmond, Virginia, 23225, Attention: Corporate Secretary.

COMPENSATION OF DIRECTORS

          Each member of the Board who was not an employee of Tredegar or any of its subsidiaries was paid $1,500 for attendance at each of the Board meetings held in 2005. Each director who is a member of Tredegar’s Audit Committee, Executive Committee (non-employee directors only), Executive Compensation Committee and Nominating and Governance Committee (the “Committees”), including the chairperson of each such Committee, received $1,250 for attendance at each meeting of each Committee on which such director serves. Each director who is a member of the Investment Policy Committee is paid $500 for each meeting attended. No meetings of the Investment Policy Committee were held during 2005. A director who participated in a Board or Committee meeting by telephone was paid $500 for each meeting in 2005, with the exception of a Committee chairperson who received $750 for telephonic participation.

          In addition to individual meeting fees, the non-employee directors and chairpersons of the Committees received the following annual retainers for 2005, payable in equal quarterly installments:

Board of Directors*	$21,836
Audit Committee Chairperson	5,000
Executive Compensation Committee Chairperson	2,000
Nominating and Governance Committee Chairperson	2,000

* Includes quarterly payments of $4,000 plus one hundred shares of Tredegar common stock (aggregate value of equity compensation was $5,836 in 2005).

          Effective March 1, 2006, the Nominating and Governance Committee, in light of the fact that Tredegar will have a non-executive/non-employee Chairman of the Board, established an additional annual retainer for the Chairman of the Board in the amount of $8,000 (payable quarterly) plus additional meeting fees for the Chairman of the Board in the amount of $500 per Board meeting.

          Retainers for the Chairman of the Board and Committee chairpersons commence after their election to such positions by the Board.

          During the past three years, Mr. John D. Gottwald did not receive compensation in the form of retainers and meeting fees. As compensation for his advisory role to Tredegar, as well as in consideration of his service as Chairman of the Board, Mr. Gottwald received the following base salary and equity awards:

Calendar Year Ended	Cash Compensation	Restricted Stock Awards

2005*	$166,667	12,000
2004	$250,000	-0-
2003	$250,000	-0-

*Effective August 1, 2005, Mr. Gottwald’s compensation was reduced to $50,000 annually.

          Effective March 1, 2006, the Executive Compensation Committee increased Mr. Gottwald’s annual base salary to $285,000, in recognition of his appointment to the position of President and Chief Executive Officer of Tredegar, and the Nominating and Governance Committee established an annual base salary for Mr. Scher of $150,000 to reflect his role as Vice Chairman of the Board and his reduced responsibilities as a non-executive employee of Tredegar. The Executive Compensation Committee Report on Executive Compensation on page 24 of the proxy statement contains additional information on the compensation of Messrs. Gottwald and Scher.

BOARD MEETINGS AND MEETINGS OF NON-MANAGEMENT DIRECTORS

          There were five meetings of the Board held in 2005. Each director attended all five Board meetings, except Mr. William M. Gottwald, who was unable to attend one meeting, and Mr. Adam, who attended all Board meetings held after his election to the Board at Tredegar’s 2005 annual meeting of shareholders. Each director attended all meetings held in 2005 of Board committees of which the director was a member.

          Tredegar’s non-management directors meet regularly in private session. The Board has determined that Tredegar’s Chairman of the Board should chair all meetings of non-management directors, as provided in Tredegar’s Governance Guidelines. During these meetings, the chairperson has the power to lead the meeting, set the agenda and determine the information to be provided, but all non-management directors are encouraged to and do suggest topics for discussion and identify materials and other information for review. In addition, Tredegar’s independent members also meet as a group from time to time. The chairperson of the Nominating and Governance Committee chairs the meetings of independent directors.

          Shareholders and other interested persons may contact the non-management directors (as a group) or the chairman (individually) in writing c/o Tredegar Corporation, 1100 Boulders Parkway, Richmond, Virginia, 23225, Attention: Corporate Secretary, or by submitting an e-mail to directors@tredegar.com. All such correspondence will be forwarded to the intended recipients, although Tredegar screens mail for security purposes.

BOARD COMMITTEES

          The following table provides an overview of the membership, responsibilities and number of meetings held in 2005 of all of the committees of the Board. Each of the Audit Committee, Executive Compensation Committee and Nominating and Governance Committee operates under a Charter approved by the Board. These Charters are available on Tredegar’s website, www.tredegar.com. Copies are also available in print to any shareholder upon request by directing the request to Tredegar Corporation, 1100 Boulders Parkway, Richmond, Virginia, 23225, Attention: Corporate Secretary. Each of the committees periodically reviews its respective committee Charter and, if appropriate, recommends revisions thereto to the Board.

Committee and Members	Functions*	Number of Meetings

AUDIT: Austin Brockenbrough, III Donald T. Cowles R. Gregory Williams**

Reviews and oversees financial reporting, policies, procedures and internal controls

Retains independent registered public accounting firm

Oversees activities of independent registered public accounting firm

Oversees internal audit function

Oversees legal and regulatory compliance and adherence to Tredegar’s Code of Conduct

Reviews related-party transactions

Receives from and discusses with independent registered public accounting firm written disclosures as to independence

Prepares the audit committee report for inclusion in the annual proxy statement

Establishes procedures for complaints received regarding Tredegar’s accounting, internal accounting controls and auditing matters

		8

EXECUTIVE COMPENSATION: Horst R. Adam Donald T. Cowles Richard L. Morrill**	Approves corporate goals and objectives relevant to CEO compensation and evaluates the CEO’s performance in light of those goals and objectives Determines and approves CEO compensation, including base salary and incentive awards Approves the salaries and incentive awards of executive officers Grants awards under Tredegar’s equity incentive plans (other than the Directors’ Stock Plan) Prepares the compensation committee report on executive compensation for inclusion in the annual proxy statement	3

* Tredegar recommends that shareholders review the Charters for the Audit Committee, the Executive Compensation Committee and the Nominating and Governance Committee, available on Tredegar’s website, www.tredegar.com, for a full description of the respective Committee’s responsibilities. Charters are also available in print, as noted above.

** Committee Chairperson

Committee and Members	Functions*	Number of Meetings

EXECUTIVE: John D. Gottwald** William M. Gottwald Norman A. Scher	Acts on the Board’s behalf pursuant to Tredegar’s By-laws, except as limited by the Virginia Stock Corporation Act and except with respect to the compensation of executive officers	6

INVESTMENT POLICY: Austin Brockenbrough, III** Donald T. Cowles Richard L. Morrill	Administers Tredegar’s Investment Conflict of Interest Policy This Committee reviews and acts upon requests by directors, officers, and employees of Tredegar to (i) co-invest in investments being considered by Tredegar or (ii) dispose of any such co-investment. No such requests were received during 2005.	0

NOMINATING AND GOVERNANCE: Austin Brockenbrough, III** Richard L. Morrill R. Gregory Williams

Reviews the size and composition of the Board to ensure a balance of appropriate skills and characteristics

Develops criteria for director nominees

Recruits new directors, considers director nominees recommended by shareholders and others and recommends nominees for election as directors, all in accordance with the director selection criteria

Makes recommendations regarding term of office, classification and approves compensation of directors, including the compensation of the Chairman and any Vice Chairman

Reviews Tredegar’s Code of Conduct, Governance Guidelines and other governance matters, and makes sure policies are properly communicated and consistently enforced

Makes recommendations regarding composition of Board committees

Recommends actions to increase Board’s effectiveness

Oversees the evaluation of the Board and management

		2

* Tredegar recommends that shareholders review the Charters for the Audit Committee, the Executive Compensation Committee and the Nominating and Governance Committee, available on Tredegar’s website, www.tredegar.com, for a full description of the respective Committee’s responsibilities. Charters are also available in print, as noted above.

** Committee Chairperson

Audit Committee Matters

          As noted above, Tredegar’s Audit Committee currently consists of Messrs. R. Gregory Williams (Chairman), Austin Brockenbrough, III, and Donald T. Cowles. The functions of the Audit Committee are more fully described under “Report of the Audit Committee” below and in the Audit Committee Charter. Upon the recommendation of the Nominating and Governance Committee, the Board has determined that each of Tredegar’s Audit Committee members is independent of management and free of any relationships that, in the opinion of the Board, would interfere with the exercise of independent judgment and is independent, as that term is defined under the enhanced independence standards for audit committee members in the Securities Exchange Act of 1934 and rules thereunder, as amended, as incorporated into the listing standards of the New York Stock Exchange and in accordance with Tredegar’s Audit Committee Charter.

          The Board has determined that Mr. R. Gregory Williams is an “audit committee financial expert,” as that term is defined in the rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002. The Board has further determined that each of the members of the Audit Committee is financially literate and that, as required by the New York Stock Exchange listing standards, at least one member of the Committee has accounting or related financial management expertise, as such terms are interpreted by the Board in its business judgment.

          The Audit Committee has adopted procedures for pre-approving certain audit and permissible non-audit services provided by Tredegar’s independent registered public accounting firm. These procedures include reviewing a budget for audit and permissible non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of audit and permissible non-audit services that are recurring in nature and therefore anticipated at the time the budget is submitted. Audit Committee approval is required to exceed the budget amount for a particular category of audit and permissible non-audit services and to engage the independent registered public accounting firm for any audit and permissible non-audit services not included in the budget. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the Securities and Exchange Commission rules on auditor independence. The Audit Committee may delegate pre-approval authority to the Chairperson of the Audit Committee. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent registered public accounting firm to ensure that such services are within the parameters approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

          The Audit Committee oversees the quality and integrity of Tredegar’s financial reporting processes and its systems of internal accounting controls. Management is responsible for Tredegar’s financial statements, including its system of internal accounting controls, and the independent registered public accounting firm is responsible for performing an independent audit of those financial statements and Tredegar’s internal control over financial reporting. The Audit Committee operates under a written Charter that has been adopted by Tredegar’s Board.

          The Audit Committee has met and held discussions with management and PricewaterhouseCoopers LLP (“PwC”), Tredegar’s independent registered public accounting firm, regarding Tredegar’s audited 2005 consolidated financial statements. Management represented to the Audit Committee that Tredegar’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and PwC.

          The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), as amended. In addition, the Audit Committee has received the written disclosures and the letter from PwC relating to the independence of that firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as may be modified or supplemented, and has discussed with PwC that firm’s independence from Tredegar.

          In reliance upon the Audit Committee’s discussions with management and PwC, and the Audit Committee’s review of the representation of management and the report of PwC to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in Tredegar’s Annual Report on Form 10-K for the year ended December 31, 2005 to be filed with the Securities and Exchange Commission.

Audit Committee:

R. Gregory Williams, Chairman
Austin Brockenbrough, III
Donald T. Cowles

March 1, 2006

AUDIT FEES

          The following table lists fees billed to Tredegar by its independent registered public accounting firm, PwC, for services rendered in fiscal years 2004 and 2005.

	2004	2005

Audit Fees	$1,666,160	$1,021,320

Audit-Related Fees	-0-	-0-

Tax Fees	28,636	-0-

All Other Fees	1,400	1,500

Total Fees	$1,696,196	$1,022,820

          Audit Fees include fees billed for services performed to comply with the standards of the Public Company Accounting Oversight Board (PCAOB), including the recurring audit of Tredegar’s consolidated financial statements and of its internal control over financial reporting. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal auditor reasonably can provide and assistance with and review of documents filed with the Securities and Exchange Commission.

          Audit-Related Fees include fees associated with audit services not required by statute or regulation.

          Tax Fees primarily include fees associated with tax audits, tax compliance, tax consulting, as well as domestic and international tax planning and assistance.

          All Other Fees include software licensing for online accounting research.

          The Audit Committee has concluded that the provision of the non-audit services listed above as “All Other Fees” is compatible with maintaining the auditor’s independence.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          The Audit Committee has appointed PwC as Tredegar’s independent registered public accounting firm for the fiscal year ending December 31, 2006, and has further directed that management submit such appointment of PwC for ratification by the shareholders at the annual meeting. Representatives of PwC are expected to be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

          Shareholder ratification of the Audit Committee’s appointment of PwC as Tredegar’s independent registered public accounting firm is not required by Tredegar’s By-laws or otherwise. If the shareholders fail to ratify the appointment, the Audit Committee will take such failure into consideration in future years. If the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of Tredegar and its shareholders.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS TREDEGAR’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

CORPORATE GOVERNANCE

Board of Directors

          Tredegar’s Board is currently comprised of nine directors, five of whom have been determined by the Board to be independent under the corporate governance listing standards of the New York Stock Exchange and Tredegar’s Governance Guidelines (see “Tredegar’s Board of Directors” above). The primary mission of the Board is to represent and protect the interests of Tredegar’s shareholders. Tredegar’s Board has a non-executive Chairman whose duties and responsibilities are separate and distinct from those of the Chief Executive Officer. The responsibilities of the Board’s standing committees are addressed separately in this proxy statement.

          In addition to charters for each of the Board’s standing committees, Tredegar’s corporate governance structure is enhanced with a set of Governance Guidelines and a comprehensive Code of Conduct, each as described below.

Code of Conduct

          Tredegar’s Code of Conduct applies to Tredegar’s officers, employees and directors, including its chief executive officer, chief financial officer, chief accounting officer and controller. Tredegar has always conducted its business in accordance with the highest standards of conduct. Full compliance with the letter and spirit of the laws applicable to its businesses is fundamental to Tredegar. Equally important are honesty, integrity and fairness in its business operations and in its dealings with others.

Diligently applying these standards makes good business sense and allows Tredegar to earn the trust and respect of its shareholders, employees, customers, suppliers, regulators and the communities in which Tredegar operates. Tredegar has provided employees, customers and suppliers with a number of avenues for the reporting of ethics violations or similar concerns, including an anonymous telephone hotline provided by a third-party vendor. The Code of Conduct reflects the foregoing principles.

          Tredegar intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from any provision of the Code of Conduct applicable to Tredegar’s chief executive officer, chief financial officer, chief accounting officer and controller, if any are made, by posting such information on Tredegar’s website at www.tredegar.com.

Governance Guidelines

          The Board has also adopted a set of Governance Guidelines that reflect Tredegar’s governance principles and its long-standing commitment to maintaining high corporate governance standards.

          The Nominating and Governance Committee is responsible for periodically reviewing the Governance Guidelines and the Code of Conduct and for considering and, as necessary, making recommendations on governance issues that should be addressed by the Board.

          Tredegar’s Governance Guidelines, Code of Conduct and the Charter of each of the Audit, Executive Compensation and Nominating and Governance Committees are available on Tredegar’s website at www.tredegar.com. Copies are also available in print to any shareholder upon request by directing the request to Tredegar Corporation, 1100 Boulders Parkway, Richmond, Virginia, 23225, Attention: Corporate Secretary.

Director Attendance at Annual Meeting of Shareholders

          Our policy is that directors attend the annual meeting of shareholders. All of our directors attended the 2005 annual meeting of shareholders.

Director Continuing Education

          Tredegar supports the attendance of its directors at director education programs. Typically, director education programs focus on issues and current trends affecting directors of publicly-held companies. Tredegar reimburses its directors for tuition and expenses associated with attending these programs. During calendar year 2005, all of Tredegar’s outside directors attended at least one director education program. Of the programs attended, all but one were director education programs accredited by Institutional Shareholder Services.

STOCK OWNERSHIP

          Below is information on the beneficial ownership of Tredegar common stock by the directors and the executive officers named in the Summary Compensation Table as of March 7, 2006. The table also shows the beneficial ownership of all directors and executive officers of Tredegar as a group as of March 7, 2006.

Security Ownership of Management

	Number of Shares with Sole Voting and Investment Power		Number of Shares with Shared Voting and Investment Power	Total Number of Shares		Percent of Class (a)

	Outstanding	Options

Directors, Nominees and Certain Executive officers(b)
Horst R. Adam	300	—	—	300
Austin Brockenbrough, III	55,800	900	18,525	75,295	(c)
Donald T. Cowles	2,100	—	—	2,100
Tammy H. Cummings	10,002	10,000	146	20,148
D. Andrew Edwards	16,575	62,000	—	78,575
John D. Gottwald	1,942,807	110,000	1,029,534	3,082,341	(d)	7.92%
William M. Gottwald	6,316	900	1,019,831	1,027,047	(e)	2.65%
Richard L. Morrill	5,800	900	—	6,700
Norman A. Scher	217,899	115,000	180	333,079
Thomas G. Slater, Jr.	3,800	900	3,200	7,900	(f)
W. Hildebrandt Surgner, Jr.	10,511	20,000	100	30,611
Nancy M. Taylor	58,308	62,000	30	120,338
R. Gregory Williams	6,300	—	1,100	7,400	(g)
Management
All directors, nominees and executive officers as a group (14)(h)(i)	2,374,255	409,600	2,072,716	4,843,065		12.35%

(a) Unless a specific percentage is noted in this column, each person owns less than 1% of the outstanding shares of Tredegar common stock.

(b) Some of the shares may be considered to be beneficially owned by more than one person or group listed and are included in the table for each.

(c) Austin Brockenbrough, III, disclaims beneficial ownership of 18,525 shares of Tredegar common stock.

(d) John D. Gottwald disclaims beneficial ownership of 183,996 shares of Tredegar common stock. See also Note (a) to the “Security Ownership of Certain Beneficial Owners” table that follows.

(e) William M. Gottwald disclaims beneficial ownership of 174,293 shares of Tredegar common stock.

(f) Thomas G. Slater, Jr., disclaims beneficial ownership of 3,200 shares of Tredegar common stock.

(g) R. Gregory Williams disclaims beneficial ownership of 1,100 shares of Tredegar common stock.

          (h)  The directors and executive officers have sole voting and investment power over their shares, except for those listed under the heading “Number of Shares with Shared Voting and Investment Power,” which are held by or jointly with spouses, by children or in partnerships or trusts. Any shares of Tredegar common stock held under Tredegar’s benefit plans for any director or executive officer are included in the number of shares over which that person has sole voting or investment power. Shares held by the trustees of those plans for other employees are not included. See Note (d) to the table “Security Ownership of Certain Beneficial Owners” that follows.

          (i)   Two directors, Messrs. John D. Gottwald and William M. Gottwald, share voting and investment power for 13,506 shares. This overlap in beneficial ownership has been eliminated in calculating the total number of shares and the percentage of class owned by management as a group.

          The table below lists any person (including any “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) known to Tredegar that beneficially owned more than 5% of the shares of Tredegar’s common stock on March 7, 2006.

Security Ownership of Certain Beneficial Owners

Names and Addresses of Beneficial Owners	Number of Shares of Common Stock	Percent of Class

Floyd D. Gottwald, Jr., John D. Gottwald and William M. Gottwald(a) 330 South Fourth Street Richmond, VA 23219	8,143,210 (b)(c)	20.93%

Frank Russell Trust Company, as Trustee for the Tredegar Corporation Retirement Savings Plan 909 A Street Tacoma, WA 98402	2,868,307 (d)	7.39%

Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	3,054,386	7.87%

          (a) Floyd D. Gottwald, Jr., John D. Gottwald and William M. Gottwald (the “Gottwalds”), together with members of their immediate families, may be deemed to be a “group” for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, although there is no agreement among them with respect to the acquisition, retention, disposition or voting of Tredegar common stock.

          (b) The Gottwalds, individually or together, have sole voting and investment power over all of the shares of Tredegar common stock disclosed except for 2,861,608 shares held by their respective wives and children, and in trusts, some of which might be deemed to be beneficially owned by the Gottwalds under the rules and regulations of the Securities and Exchange Commission, but as to which the Gottwalds disclaim beneficial ownership. Shares owned by the adult children of Floyd D. Gottwald, Jr., are not included in the group holdings of the Gottwalds.

          (c) This amount includes 245,645 shares of Tredegar common stock owned of record by Frank Russell Trust Company, Tacoma, Washington (the “Trustee”), as trustee of the Tredegar Corporation Retirement Savings Plan (the “Tredegar Savings Plan”), for the benefit of John D. Gottwald. This amount does not include shares held by the Trustee of the Tredegar Savings Plan for the benefit of other employees.

          (d) This amount includes 245,645 shares of Tredegar common stock owned of record by the Trustee of the Tredegar Savings Plan for the benefit of John D. Gottwald. Shares of Tredegar common stock held under the Tredegar Savings Plan are voted by the Trustee according to instructions obtained from employees participating in the plan. If a participating employee does not give the Trustee voting instructions, his or her shares are voted by the Trustee according to the Board’s recommendations to the shareholders (as long as doing so is consistent with the Trustee’s fiduciary duties). Because members of the

Gottwald family are directors and the largest shareholders of Tredegar, they may be considered to be “control persons” of Tredegar and have the ability to control the recommendations of the Board.

COMPENSATION OF EXECUTIVE OFFICERS

Executive Compensation

          This table shows information on compensation paid by Tredegar to the Chief Executive Officer and the four other highest paid executive officers for their services to Tredegar for the fiscal years ended December 31, 2005, 2004 and 2003, respectively. This table also includes information for the same years for one individual (Mr. Giancaspro) who would have been included in this table had he been an executive officer as of December 31, 2005 (see Note (h) to this table).

Summary Compensation Table

Name and Principal Position	Annual Compensation			Long-Term Compensation Awards

	Year	Salary ($)	Bonus ($)	Restricted Stock Award ($)(a)	Securities Underlying Options / SARs (#)	All Other Compensation ($)

Norman A. Scher(b) President and Chief Executive Officer	2005 2004 2003	437,060 426,400 426,400	-0- 50,000 -0-	-0- 195,300 -0-	-0- -0- -0-	25,690(c) 24,503(c) 39,725(c)

Nancy M. Taylor Senior Vice President and President, Tredegar Film Products	2005 2004 2003	271,625 234,833 228,800	-0- 25,000 -0-	-0- 111,600 -0-	-0- -0- -0-	15,131(d) 13,461(d) 22,841(d)

W. Hildebrandt Surgner, Jr. Vice President, General Counsel and Secretary	2005 2004 2003	256,250 250,000 250,000	-0- 25,000 -0-	-0- 111,600 -0-	-0- -0- -0-	12,226(e) 11,685(e) 20,000(e)

D. Andrew Edwards Vice President, Chief Financial Officer and Treasurer	2005 2004 2003	253,030 233,566 229,015	-0- 25,000 -0-	-0- 111,600 -0-	-0- -0- -0-	14,210(f) 12,893(f) 21,006(f)

Tammy H. Cummings Vice President, Human Resources	2005 2004 2003	177,153 151,846 149,216	-0- 25,000 15,000	-0- 111,600 -0-	-0- -0- -0-	8,604 (g) 6,654(g) 12,043(g)

Michael W. Giancaspro(h) Vice President, Business Development	2005 2004 2003	188,498 191,256 61,300	20,000 20,000 -0-	-0- 111,600 -0-	-0- -0- 10,000	10,735(i) 10,180(i) 10,421(i)

          (a) Reflects the value of shares of restricted stock granted on March 18, 2004, based on the closing price on the NYSE of $13.95 per share of Tredegar common stock on that date. The restricted stock will vest on March 18, 2009, but is subject to accelerated vesting on the second and third anniversaries of the date of grant if certain pre-determined performance targets are satisfied and as long as the named executive officer continues to be employed by Tredegar. Dividends on the shares of restricted stock are included under “All Other Compensation.” As of December 30, 2005, Mr. Norman A. Scher held 14,000 shares of restricted stock having an aggregate value of $180,460, based on a closing market price on the NYSE of $12.89 per share of Tredegar common stock on that date, and each of the other named executive officers held 8,000 shares of restricted stock having an aggregate value of $103,120 based on a closing market price on the NYSE of $12.89 per share of Tredegar common stock on that date.

          (b) As reported on our Current Report on Form 8-K as filed with the Securities and Exchange Commission on January 17, 2006, Mr. Scher retired as President and Chief Executive Officer of Tredegar on March 1, 2006. Tredegar’s Board elected Mr. John D. Gottwald to succeed Mr. Scher as President and Chief Executive Officer upon his retirement.

          (c) Matching contributions under the Tredegar Corporation Retirement Savings Plan (the “Savings Plan”) ($10,500 for 2005, $10,250 for 2004 and $10,000 for 2003) and credit under the Savings Plan Benefit Restoration Plan (the “SPBR Plan”) ($12,950 for 2005, $12,548 for 2004 and $12,669 for 2003). All other compensation also includes the dividends on the shares of restricted stock (referenced in Note (a) above) of $2,240 in 2005 and $1,680 in 2004, a gift certificate of $25 for 2004, and a lump sum pay-for-performance award in the amount of $17,056 for 2003, which payment was in lieu of a base salary increase for 2004.

          (d) Matching contributions under the Savings Plan ($10,500 for 2005, $10,033 for 2004 and $10,000 for 2003) and credit under the SPBR Plan ($3,321 for 2005, $2,443 for 2004 and $2,161 for 2003). All other compensation also includes the dividends on the shares of restricted stock (referenced in Note (a) above) of $1,280 in 2005 and $960 in 2004, gift certificates of $30 in 2005 and $25 for 2004, and a lump sum pay-for-performance award in the amount of $10,680 for 2003, which payment was in lieu of a base salary increase for 2004.

          (e) Matching contributions under the Savings Plan ($9,775 for 2005, $10,250 for 2004 and $10,000 for 2003) and credit under the SPBR Plan ($1,141 for 2005 and $450 for 2004). All other compensation also includes the dividends on the shares of restricted stock (referenced in Note (a) above) of $1,280 in 2005 and $960 in 2004, gift certificates of $30 in 2005 and $25 for 2004, and a lump sum pay-for-performance award in the amount of $10,000 for 2003, which payment was in lieu of a base salary increase for 2004.

          (f) Matching contributions under the Savings Plan ($10,500 for 2005, $9,732 for 2004 and $10,000 for 2003) and credit under the SPBR Plan ($2,400 for 2005, $2,176 for 2004 and $1,663 for 2003). All other compensation also includes the dividends on the shares of restricted stock (referenced in Note (a) above) of $1,280 in 2005 and $960 in 2004, gift certificates of $30 in 2005 and $25 for 2004, and a lump sum pay-for-performance award in the amount of $9,343 for 2003, which payment was in lieu of a base salary increase for 2004.

          (g) Matching contributions under the Savings Plan ($7,086 for 2005, $5,062 for 2004 and $5,969 for 2003) and credit under the SPBR Plan ($208 for 2005 and $607 for 2004). All other compensation also includes the dividends on the shares of restricted stock (referenced in Note (a) above) of $1,280 in 2005 and $960 in 2004, gift certificates of $30 in 2005 and $25 for 2004, and a lump sum pay-for-performance award in the amount of $6,074 for 2003, which payment was in lieu of a base salary increase for 2004.

          (h) Mr. Giancaspro was initially employed by Tredegar from 1980 until 2000. He was rehired on September 1, 2003 and ceased to be an executive officer of Tredegar on October 1, 2005, but is included in this table pursuant to Item 402(a)(3) of Regulation S-K because he would have been so included had he been serving as an executive officer of Tredegar as of December 31, 2005. For more detailed information see “Michael W. Giancaspro Separation Agreement” below.

          (i) Matching contributions under the Savings Plan ($9,425 for 2005, $9,195 for 2004 and $3,065 for 2003). All other compensation also includes the dividends on the shares of restricted stock (referenced in Note (a) above) of $1,280 in 2005 and $960 in 2004, gift certificates of $30 in 2005 and $25 for 2004, and a lump sum pay-for-performance award in the amount of $7,356 for 2003, which payment was in lieu of a base salary increase for 2004.

Michael W. Giancaspro Separation Agreement

          Tredegar and Mr. Giancaspro are parties to a Separation Agreement (the “Separation Agreement”), dated as of September 16, 2005, in connection with Mr. Giancaspro’s resignation from the position of Vice President, Business Development, effective as of October 1, 2005, and subsequent separation from Tredegar.

          Pursuant to the Separation Agreement, for a period commencing October 1, 2005, and ending on April 30, 2006 (the “Continuation Period”), Mr. Giancaspro will continue to receive his 2005 base salary of $189,417 per year plus benefits (he continued to provide certain services as a non-executive employee through December 31, 2005). Tredegar has also agreed to pay Mr. Giancaspro severance payments in the aggregate amount of $50,995 at the end of the Continuation Period. Mr. Giancaspro will also receive appropriate outplacement services as well as that portion of his 2004 restricted stock award that will have vested as of the end of the Continuation Period (3,333 shares).

Stock Options and SARs

          There were no stock options or stock appreciation rights (“SARs”) granted to any of the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2005.

          The following describes the options exercised by the executive officers named in the Summary Compensation Table during 2005 and the year-end value of all unexercised stock options and SARs held by those executive officers.

Aggregated Option/SAR Exercises
In Last Fiscal Year And FY-End Option/SAR Values

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($)(a) Exercisable/ Unexercisable

Norman A. Scher	36,000	135,064	179,000/0	0/0

Nancy M. Taylor	17,000	97,304	98,000/0	0/0

W. Hildebrandt Surgner, Jr.	-0-	-0-	20,000/0	0/0

D. Andrew Edwards	13,500	55,008	98,000/0	0/0

Tammy H. Cummings	-0-	-0-	10,000/0	0/0

Michael W. Giancaspro	-0-	-0-	10,000/0	0/0

          (a) Based on the closing market price on the NYSE of $12.89 per share of Tredegar common stock on December 30, 2005.

Retirement Benefits

          All of the executive officers named in the Summary Compensation Table participate in the Tredegar Corporation Retirement Income Plan (the “Pension Plan”). The Pension Plan’s typical retirement benefit equals 1.1% of the participant’s final average earnings (as defined in Note (c) to the table that follows) up to his or her Social Security covered compensation, multiplied by his or her years of pension benefit service, plus 1.5% of final average earnings in excess of covered compensation, multiplied by his or her years of pension benefit service. There is no deduction for Social Security benefits. Estimated annual benefits under the Pension Plan upon retirement at age 65, determined as of December 31, 2005, to persons with specified earnings and years of pension benefit service are set forth in the table that follows.

          The Internal Revenue Code limits (a) the annual retirement benefit that may be paid under the Pension Plan and (b) the earnings that may be used in computing a benefit. The maximum benefit and earnings limitations are adjusted each year to reflect changes in the cost of living. For 2005, the maximum benefit limitation was $165,209 (based on a five-year certain and life annuity payable at age 65) and the earnings limitation was $210,000.

          Messrs. Scher and Giancaspro also participate in the Tredegar Corporation Retirement Benefit Restoration Plan (the “Restoration Plan”). They are the only individuals appearing in the Summary Compensation Table who are also participants in the Restoration Plan (Mr. John D. Gottwald, Chairman of the Board in 2005, is also a participant). The Restoration Plan restores benefits that cannot be paid under the Pension Plan due to the Internal Revenue Code maximum benefit limitation, the earnings limitation, or both. The benefit payable under the Restoration Plan is calculated by subtracting the amount actually payable under the Pension Plan from the amount that would have been payable under the Pension Plan if not for the Internal Revenue Code limitations. Effective December 31, 2005, further participation in the Restoration Plan was terminated and benefit accruals for existing participants were frozen.

Pension Plan Table
(Estimated Annual Benefits Payable at Retirement(a)(b)(c))

Remuneration (Final Average Earnings)	Years of Service

	10	15	20	25	30	35	40

$125,000	16,802	25,203	33,604	42,005	50,406	58,808	67,209
150,000	20,552	30,828	41,104	51,380	61,656	71,933	82,209
175,000	24,302	36,453	48,604	60,755	72,906	85,058	97,209
200,000	28,052	42,078	56,104	70,130	84,156	98,183	112,209
225,000	31,802	47,703	63,604	79,505	95,406	111,308	127,209
250,000	35,552	53,328	71,104	88,880	106,656	124,433	142,209
300,000	43,052	64,578	86,104	107,630	129,156	150,683	172,209
350,000	50,552	75,828	101,104	126,380	151,656	176,933	202,209
400,000	58,052	87,078	116,104	145,130	174,156	203,183	232,209
450,000	65,552	98,328	131,104	163,880	196,656	229,433	262,209
500,000	73,052	109,578	146,104	182,630	219,156	255,683	292,209

                     (a) The estimated benefits assume retirement at age 65 and payment for the lifetime of the participant, with five years of payments guaranteed (the normal form of payment under the Pension Plan and the Restoration Plan). The table assumes reaching age 65 in 2005 and covered compensation of $48,696.

                     (b) The estimated benefit set forth in the table was determined using the Internal Revenue Code limitation on earnings that may be used in computing a benefit. The earnings limitation is subject to a transition rule that preserves benefits accrued as of December 31, 1993 based on higher compensation levels. Mr. Scher has an annual accrued benefit of $13,571 under that transition rule.

                     (c) Final average earnings is the average of the highest three consecutive calendar years’ earnings (base earnings plus 50% of incentive bonuses) during the ten consecutive years immediately preceding the date of determination. The chart below indicates the final average earnings under the Pension Plan for each of the executive officers named in the Summary Compensation Table as of December 31, 2005 and years of pension benefit service for each:

Name	Credited Years of Service	Final Average Earnings

Norman A. Scher	16	$205,000
Nancy M. Taylor	14	$205,000
W. Hildebrandt Surgner, Jr.	3	$205,000
D. Andrew Edwards	13	$204,167
Tammy H. Cummings	3	$165,597
Michael W. Giancaspro	21.76	$199,861

As of December 31, 2005, the final average earnings considered under the Restoration Plan are as follows: Norman A. Scher, $443,972; and Michael W. Giancaspro, $212,900.

EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          Tredegar’s Executive Compensation Committee (the “Committee”) is comprised of three directors, all of whom are “non-employee directors” (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended), “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code) and “independent directors” (within the meaning of the current New York Stock Exchange listing standards and Tredegar’s Governance Guidelines). No Committee member is a current or former employee of Tredegar or any of its subsidiaries. The Committee’s primary role is to develop and oversee the implementation of Tredegar’s philosophy with respect to the compensation of Tredegar’s officers and other key employees, including the named executive officers listed in this proxy statement. The Committee has the overall responsibility of evaluating the performance of and determining the compensation of the Chief Executive Officer (CEO) and approving the compensation structure for senior management and other key employees. The Committee reports regularly to the Board of Directors on matters relating to the Committee’s responsibilities.

Compensation Philosophy

          The Committee’s philosophy is that executive compensation plans should be designed and administered to attract, motivate and retain highly qualified executives. Base salaries are targeted at competitive market levels and any incentives are linked closely to financial performance and enhanced shareholder value. Tredegar maintains a strong pay-for-performance culture, where a portion of executive compensation is linked to performance. This emphasis on at-risk compensation supports Tredegar’s goal to control fixed costs, which is critical to Tredegar’s continued success. Tredegar’s executive compensation program consists of the core elements described below.

Base Salaries

          Tredegar determines base salaries using relevant survey data to identify an appropriate range around the median salary for comparable executive positions. Officer salaries are generally set within this range based on individual performance, experience and level of responsibility. Annual salary increases are determined based on a variety of factors including individual performance, competitiveness of the officer’s salary, Tredegar’s financial condition, operating results and other variable components of compensation.

2006

          On February 17, 2006, the Committee determined a base salary of $285,000 for Mr. John D. Gottwald, which became effective upon his assuming the role of CEO on March 1, 2006 (Mr. Gottwald’s prior base salary as Chairman was $50,000 per year, effective August 1, 2005 and, prior to that date, was $250,000 per year). The Committee also approved base salary increases for the other named executive officers, also effective as of March 1, 2006, in an amount equal to 2.5% of their respective base salaries. The Committee determined such increases to be appropriate based on Tredegar and individual 2005 performance. Mr. Scher’s base annual salary was reduced to $150,000 effective March 1, 2006, as a result of his retirement from the position of CEO, his assumption of the role of Vice Chairman and his continued work with Tredegar on special projects.

2005

          In 2005, the Committee approved base salary increases, effective as of March 1, 2005, for the CEO and other named executive officers. These increases, which were 3% for Mr. Scher, Ms. Taylor, and Mr. Surgner, 10% for Mr. Edwards and 20% for Ms. Cummings, were based upon a review of individual 2004 performance and competitive market data. These adjustments were deemed appropriate by the Committee in light of each officer’s current compensation as compared to the market median for comparative positions, tenure in office and other considerations. The Committee itself engaged a consulting firm, the representatives of which attended at least one Committee meeting, to advise the Committee in making these determinations.

2004

          There were no salary increases for the named executive officers in 2004 (other than an increase for Ms. Taylor that resulted from a promotion and an associated increase in responsibilities). Tredegar’s named executive officers, including the CEO, received lump sum payments in lieu of salary increases for 2003 performance. The lump sum payments were in an amount equal to 4% of the executives’ respective salaries and are disclosed in the Summary Compensation Table.

Annual Incentives

          Historically, the economic profit added of Tredegar and its subsidiaries was used as a key measure in determining whether executives would receive annual incentive awards. Specific award amounts were determined in accordance with pre-determined formulas and payout amounts. Annual incentive awards in more recent years, by contrast, have been discretionary in nature with the focus being on individual performance and the overall competitiveness of Tredegar’s executive compensation program. Beginning in 2005, Tredegar re-established annual cash incentive programs with specifically identified payouts dependent upon pre-determined financial performance targets and personal performance metrics.

2006

          Tredegar has adopted an annual incentive compensation plan for 2006 (payable in early 2007) for executive officers and certain other key employees of Tredegar and its subsidiaries (the “2006 Cash Incentive Plan”). The Committee reviewed the annual financial performance targets for the 2006 Cash Incentive Plan as part of its review and approval of that plan. Specifically, corporate level executive officers, including the CEO, and certain other key corporate level employees can earn incentive payments under the 2006 Cash Incentive Plan on the basis of 2006 consolidated earnings before interest and taxes (“EBIT”). Ms. Taylor and key employees in Film Products can earn incentive payments on the basis of 2006 division or segment operating profit reported by Film Products (depending on position), while key employees in Aluminum Extrusions can earn incentive payments on the basis of 2006 economic profit added reported by Aluminum Extrusions. In addition to these financial performance targets, individual performance metrics are included in determining an executive’s ability to earn incentive payments under the 2006 Cash Incentive Plan.

          Under the 2006 Cash Incentive Plan, each executive officer (including the CEO and the other named executive officers listed in this proxy statement) is eligible for a cash performance incentive payment payable in 2007 if 2006 financial performance targets and individual performance metrics are satisfied. Payment amounts would fall within the ranges set forth below; placement within the range depending on the extent to which the applicable company financial performance targets and individual performance metrics are satisfied.

•	Mr. Gottwald	0% and 150% of his base salary
•	Ms. Taylor	0% and 60% of her base salary
•	Other named executive officers	0% and 52.5% of such executive’s base salary

In the event the minimum 2006 performance targets are met (the threshold trigger for payment), the applicable payments will equate to 50% of base salary in the case of the CEO, 20% of Ms. Taylor’s salary and 17.5% of the salary of the other named executive officers’ respective salaries.

2005

          Tredegar had in place a 2005 incentive compensation plan for executive officers and certain other key employees of Tredegar and its subsidiaries (the “2005 Cash Incentive Plan”). The 2005 Cash Incentive Plan contemplated cash incentive payments based upon Tredegar’s attainment of annual financial performance targets in 2005 as well as subjective factors related to the individual participant’s performance. There will be no payouts in 2006 under the 2005 Cash Incentive Plan because none of the applicable performance targets were satisfied.

2004

          The cash awards paid to Mr. Scher (CEO) and other named executive officers in 2005 (as disclosed in the Summary Compensation Table) were discretionary based upon 2004 individual performance. Mr. Gottwald did not receive a cash award in this year.

Long-Term Incentives

          Long-term incentives, primarily equity-based awards, are an important element of Tredegar’s compensation program. Tredegar believes these awards better align the interests of executives and employees with those of shareholders.

2006

          On March 7, 2006, the Committee granted to certain executive officers the following stock option awards under Tredegar’s 2004 Equity Incentive Plan, which was approved by Tredegar’s shareholders at the 2004 annual meeting of shareholders (the “2004 Plan”). The 2004 Plan allows for the granting of stock options, restricted stock, stock appreciation rights and other equity awards based on Tredegar’s common stock as well as performance based long-term incentive cash awards. Tredegar believes long-term incentives, such as those permitted by the 2004 Plan, promote Company success by focusing employee efforts on achieving performance goals over multiple-year periods. The March 7, 2006 stock option awards were issued at a price of $15.11 (the closing market price of Tredegar stock on the day of grant). The specific awards were as follows:

•	Mr. Gottwald	No Award
•	Mr. Scher	No Award
•	Ms. Taylor	Options exercisable for 22,500 shares
•	Other named executive officers	Options exercisable for 15,000 shares

          The 2004 Plan reserved 2,000,000 shares for use by the Committee in providing equity-based long-term incentive awards to executive officers, employees, and other individuals providing valuable services to Tredegar or its subsidiaries. In addition, to recognize the different economic impact of certain option awards and non-option awards, no more than an aggregate of 600,000 shares (30% of the shares reserved) may be granted under the 2004 Plan in the form of non-option awards. Following the March 7, 2006 grants, 1,548,700 shares remain available for grant under the 2004 Plan, which amount includes 581,000 shares identified for possible non-option awards.

2005

          There were no equity-based awards in 2005 for Mr. Scher or any of Tredegar’s other named executive officers.

          Mr. Gottwald received a stock award of 12,000 shares on August 31, 2005, at a price of $12.42 per share, which price was the closing market price of Tredegar stock on the award date. This award was made under the 2004 Plan.

2004

          In March 2004, the Committee granted equity awards under Tredegar’s former Amended and Restated Incentive Plan (the “Former Plan”) in the form of restricted stock to Tredegar’s executives and certain employees of Tredegar’s operating companies. Specific information concerning the size and value of these restricted stock awards granted to the CEO and other named executive officers under the Former Plan is included in the Summary Compensation Table. The grant-date value of the awards was reflected as compensation expense over the vesting period in Tredegar’s financial statements. The restricted stock awards vest five years from the award date, but permit accelerated vesting on the second and third anniversaries of the award date if pre-determined performance goals are achieved. There will be no accelerated vesting on the second anniversary of the award date (March 2006) because such goals were not achieved.

Share Ownership Guidelines

          On February 17, 2006, the Committee approved share ownership guidelines for the CEO, other executive officers and certain key employees. Pursuant to the guidelines, the CEO, each executive officer and certain other key employees will be required to own a number of Tredegar shares with a market value equal to a specified percentage of such individual’s base salary. Executives will have three years to satisfy one-half of the requirement and six years to satisfy the requirement in total. Compliance with this ownership requirement will be determined based on actual shares owned including any restricted shares. These ownership guidelines replaced the share retention policy adopted by the Committee in 2004.

CEO Compensation

          Effective March 1, 2006, the Committee established a base salary for Mr. Gottwald of $285,000. Mr. Gottwald is also eligible to receive significant cash incentive awards, as described in Annual Incentives above, and future equity awards. Consequently, a significant portion of Mr. Gottwald’s potential compensation is at-risk, which the Committee deems appropriate. The Committee believes that Mr. Gottwald’s salary approximates 50% of the median salary for executives in comparable positions and that his potential total cash compensation (base salary plus the potential annual incentive payments described in Annual Incentives above) falls below the median total cash compensation of individuals in comparable executive positions. In determining Mr. Gottwald’s 2006 base salary and other compensation, the Committee considered the factors described under Base Salaries above as well as other corporate goals and objectives.

          In determining future compensation for Mr. Gottwald, the Committee will consider the factors described under Base Salaries above as well as other corporate goals and objectives and Mr. Gottwald’s performance against those goals and objectives. In this regard, the Committee will consider a number of factors, including Tredegar’s performance in areas such as financial and operational results, development and implementation of strategy, and financial planning and controls. The Committee will also review all components of Mr. Gottwald’s compensation, including base salary, bonus, equity and long-term incentive compensation, accumulated realized and unrealized stock option and restricted stock gains and the dollar value to Mr. Gottwald and the cost to Tredegar of any perquisites and other personal benefits received.

          Regarding Mr. Scher’s compensation as CEO for 2005, the Committee considered the factors described above and also determined based on its review that such compensation was reasonable and not excessive. In March 2005, the Committee increased Mr. Scher’s salary by 3% to $439,192 and awarded to him a discretionary incentive payment of $50,000 based on 2004 performance. Mr. Scher did not receive an annual incentive award in 2004, but did receive a lump sump payment (based on 2003 performance) in the amount of $17,056 in lieu of a base salary increase. Also in 2004, Mr. Scher received an equity award in the form of 14,000 shares of restricted stock. Effective March 1, 2006, Mr. Scher’s base annual salary was reduced to $150,000 as a result of his retirement from the position of President and CEO, his assumption of the role of Vice Chairman and his continued work with Tredegar on special projects.

Other Benefits for CEO and Executive Officers

          In addition to the cash and equity compensation discussed above, Tredegar provides its CEO and other named executives with the same benefit package available to all Tredegar salaried employees. The package includes:

•	Health and dental insurance (portion of costs)

•	Basic life insurance

•	Long-term disability insurance

•	Savings Plan and Savings Plan Benefit Restoration Plan (401(k) plan)

•	Retirement Income Plan (pension plan)

          Tredegar has also historically provided to a limited number of key executives, including Messrs. Gottwald, Scher and Giancaspro, a supplemental executive retirement program, or “SERP,” known as the Tredegar Corporation Retirement Benefit Restoration Plan. See “Retirement Benefits” on page 23 of this proxy statement for additional information. Effective December 31, 2005, however, further participation in Tredegar’s SERP was terminated and benefit accruals for existing participants were frozen.

          Tredegar does not provide executives with additional perquisites that have been utilized by many companies as additional compensation, such as:

•	Executive employment contracts upon entering into employment with the company

•	Company cars or vehicle allowances

•	Personal use of corporate assets

•	Company-funded deferred compensation programs

Corporate Tax Considerations

          The Internal Revenue Code disallows corporate tax deductions for executive compensation in excess of $1 million for any of the CEO or the next four most highly-compensated officers of Tredegar. Internal Revenue Code Section 162(m) allows certain exemptions to the deduction cap, including pay programs that depend on formulas and, therefore, are “performance-based.”

          The Committee considers the deductibility of compensation when reviewing and approving pay levels and pay programs, but reserves the right to award compensation that is not deductible under 162(m) if it is determined to be in the best interests of Tredegar and its shareholders. At the present time, Tredegar is not at risk of losing a deduction under 162(m) because no individual covered by the law receives compensation in excess of $1 million.

Executive Compensation Committee:

Richard L. Morrill, Chairman
Horst R. Adam
Donald T. Cowles

March 7, 2006

Compensation Committee Interlocks and Insider Participation

          No member of Tredegar’s Executive Compensation Committee was at any time an officer or employee of Tredegar, or is related to any other member of the Executive Compensation Committee, any other member of the Board of Directors or any executive officer of Tredegar.

EQUITY COMPENSATION PLAN TABLE

          The following table summarizes information with respect to equity compensation plans under which equity securities are authorized for issuance, as of December 31, 2005.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders[1]	2,250,340	$22.90	1,998,300

Equity compensation plans not approved by security holders	—	—	—

Total	2,250,340	$22.90	1,998,300

1Includes shares issuable pursuant to options issued under both the 2004 Equity Incentive Plan and the Directors Stock Plan.

COMPARATIVE COMPANY PERFORMANCE

          The following graph compares cumulative total shareholder returns for Tredegar, the Russell 2000 Index and the S&P SmallCap 600 Stock Index (an index comprised of companies with market capitalizations similar to Tredegar’s market capitalization) since December 31, 2000. Tredegar is part of both the Russell 2000 Index and the S&P SmallCap 600 Stock Index. The comparison assumes $100 was invested on December 31, 2000, with dividends reinvested.

0

50

100

150

200

2000

2001

2002

2003

2004

2005

TREDEGAR

S&P SMALLCAP 600

RUSSELL 2000

	Fiscal Year Ended December 31

	2000	2001	2002	2003	2004	2005

TREDEGAR	100	110	88	92	121	78
S&P SMALLCAP 600	100	107	91	126	155	167
RUSSELL 2000	100	102	81	120	142	148

DIRECTOR NOMINATING PROCESS, SHAREHOLDER PROPOSALS AND SHAREHOLDER COMMUNICATIONS

The Nominating and Governance Committee

          Tredegar has a Nominating and Governance Committee, the Charter of which describes the Committee’s responsibilities, including identifying, recruiting and recommending director candidates for nomination by the Board. Tredegar’s Governance Guidelines also contain important information concerning the responsibilities of the Nominating and Governance Committee with respect to identifying and evaluating the director candidates. The Nominating and Governance Committee Charter and the Governance Guidelines are published on Tredegar’s website at www.tredegar.com. Copies are also available in print to any shareholder upon request by directing the request to Tredegar Corporation, 1100 Boulders Parkway, Richmond, Virginia, 23225, Attention: Corporate Secretary.

          All members of the Nominating and Governance Committee are independent, as defined under the general independence standards of the New York Stock Exchange listing standards. Furthermore, the Governance Guidelines require that all members of the Nominating and Governance Committee be independent.

Nominating and Governance Committee Process for Identifying and Evaluating Director Candidates

          The Nominating and Governance Committee evaluates all director candidates in accordance with the director qualification standards described in the Governance Guidelines. The Nominating and Governance Committee evaluates all candidates’ qualifications to serve as members of the Board based on the skills and characteristics of individual Board members as well as the composition of the Board as a whole. In addition, the Nominating and Governance Committee will evaluate a candidate’s independence, diversity, age, skills and experience in the context of the Board’s needs.

Director Candidate Recommendations and Nominations by Shareholders

          The Nominating and Governance Committee’s Charter provides that the Nominating and Governance Committee will consider director candidate recommendations by shareholders. Shareholders should submit any such recommendations for the Nominating and Governance Committee through one of the methods described under “Communications with the Board of Directors” below. There are no differences in the manner in which the Nominating and Governance Committee evaluates director candidates based on whether the candidates are recommended by shareholders.

          In addition to candidate recommendations, any shareholder of record entitled to vote for the election of directors at the applicable meeting of shareholders may nominate persons for election to the Board so long as such shareholder complies with the requirements set forth in the applicable provisions of our amended and restated By-laws and summarized in “Shareholders’ Proposals” below.

          The Nominating and Governance Committee did not receive any recommendations of director candidates from any shareholder or group of shareholders during 2005; nor were there any shareholder nominations of any person for election as a director.

Sources for New Nominees

          Messrs. Austin Brockenbrough, III, William M. Gottwald and Richard L. Morrill are current directors standing for reelection. Tredegar did not utilize any third party search firms to assist in identifying potential director candidates during 2005.

Communications with the Board of Directors

          The Board unanimously has approved a process for shareholders to send communications to the Board and individual directors. Shareholders can communicate in writing to the Board and, if applicable, any Board Committee or specified individual directors by either mailing communications c/o Tredegar Corporation, 1100 Boulders Parkway, Richmond, Virginia, 23225, Attention: Corporate Secretary, or by sending an e-mail to the following address: directors@tredegar.com. As noted elsewhere in this proxy, shareholders may use these same means to communicate with non-management directors, individually or as a group. Communications will be forwarded to the intended recipient(s), although Tredegar screens mail for security purposes.

**********************************

SHAREHOLDERS’ PROPOSALS

          The regulations of the Securities and Exchange Commission require any shareholder wishing to make a proposal to be acted upon at the 2007 annual meeting of shareholders to present the proposal to Tredegar at our principal office in Richmond, Virginia, no later than November 24, 2006. We will consider written proposals received by that date for inclusion in our proxy statement in accordance with regulations governing the solicitation of proxies.

          Article I, Section 10 of our amended and restated By-laws also require any shareholder wishing to make a proposal to be acted on at an annual meeting to give written notice to the Corporate Secretary of Tredegar no later than 90 days in advance of an annual meeting. The notice must contain:

•	a brief description of the business to be brought before the annual meeting (including the specific proposal to be presented) and the reasons for addressing it at the annual meeting,

•	the name, record address, and class and number of shares beneficially owned by the shareholder proposing such business, and

•	any material interest of the shareholder in such business.

          In addition, Article II, Section 5 of our amended and restated By-laws allows any shareholder entitled to vote in the election of directors generally to nominate one or more persons for election as directors at a meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Corporate Secretary of Tredegar not later than:

•	90 days in advance of an annual meeting, or

•

with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of a special meeting of shareholders is first given to shareholders.

Each notice shall set forth:

•	As to the shareholder giving the notice:

	•	the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated,

•

a representation that the shareholder is a holder of record of Tredegar stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and

•

a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder.

•	As to each person whom the shareholder proposes to nominate for election as a director:

	•	the name and address of the person or persons to be nominated,

•

such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the Securities and Exchange Commission’s proxy rules, had the nominee been nominated, or intended to be nominated, by the Board, and

• the consent of each nominee to serve as a director if so elected.

In order for a shareholder to bring other business before a shareholders meeting, we must receive timely notice within the time limits described above. Such notice must include:

•	the information described above with respect to the shareholder proposing such business,

•

a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting, and

•	any material interest of such shareholder in such business.

                    These requirements are separate from the requirements of the Securities and Exchange Commission that a shareholder must meet to have a proposal included in our proxy statement.

                    The amended and restated By-laws are available on our website at www.tredegar.com. We will also furnish any shareholder a copy of our amended and restated By-laws without charge upon written request to the Corporate Secretary. We filed a copy of our amended and restated By-laws as Exhibit 3.01 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 17, 2006, and they are available on our website at www.tredegar.com and on the Securities and Exchange Commission website (www.sec.gov).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

                    Based solely on its review of the copies of the forms prescribed by Section 16(a) of the Securities Exchange Act of 1934, as amended, received by Tredegar, or written representations from certain reporting persons that no Forms 5 were required for those persons, Tredegar believes that all of its Section 16 reporting persons complied with the filing requirements of Section 16(a) as of December 31, 2005.

BENEFICIAL OWNERS

                    Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner may request a separate copy of this proxy statement or the Annual Report on Form 10-K by contacting Tredegar’s Corporate Secretary in writing at 1100 Boulders Parkway, Richmond, Virginia, 23225 or by telephone at 1-804-330-1144. Beneficial owners with the same address who receive more than one proxy statement and Annual Report on Form 10-K may request delivery of a single proxy statement and Annual Report on Form 10-K by contacting Tredegar’s Corporate Secretary as provided in the preceding sentence.

OTHER MATTERS

                    The Board is not aware of any matters to be presented for action at the annual meeting of shareholders other than as described in this proxy statement. However, if any other matters are properly raised at the annual meeting or in any adjournment of the annual meeting, the person or persons voting the proxies will vote them in accordance with their best judgment.

By Order of the Board of Directors

W. Hildebrandt Surgner, Jr.
Vice President, General Counsel and Secretary

Annex A

TREDEGAR CORPORATION
Independence Determination Guidelines

A director shall not be independent if he or she satisfies any one or more of the following criteria:

1.

A director who is, or who has been within the last three years, an employee of Tredegar, or whose immediate family member is, or has been within the last three years, an executive officer, of Tredegar.

2.

A director who has received or who has an immediate family member, serving as an executive officer, who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from Tredegar (excluding director and committee fees and pension/other forms of deferred compensation for prior service that is not contingent in any way on continued service).

3.

(A) A director who is or whose immediate family member is a current partner of a firm that is Tredegar’s internal or external auditor; (B) a director who is a current employee of such a firm; (C) a director who has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) a director who was or whose immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on Tredegar’s audit within that time.

4.

A director who is or has been within the last three years, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Tredegar’s present executives at the same time serves or served on that company’s compensation committee.

5.

A director who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Tredegar for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues (as reported for the last completed fiscal year).

The Board shall also consider a director’s charitable relationships. A director who is an officer, director, or trustee of a charitable or non-profit organization shall not be considered to have a material relationship with Tredegar that impairs the director’s independence so long as Tredegar’s contributions to the entity in any of the last three fiscal years (excluding amounts contributed by Tredegar under its employee matching gift program) are less than $100,000 or 2% of such entity’s consolidated gross revenues as reported for the last completed fiscal year (whichever is greater).

c/o National City Bank
Corporate Trust Operations
Locator 5352
P.O. Box 92301
Cleveland, OH 44101-4301

YOUR VOTE IS IMPORTANT

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, YOU CAN BE SURE YOUR SHARES ARE REPRESENTED AT THE MEETING BY PROMPTLY RETURNING YOUR PROXY CARD IN THE ENCLOSED ENVELOPE.

Proxy must be signed and dated below.
ê   Please fold and detach card at perforation before mailing.   ê
TREDEGAR CORPORATION
Richmond, Virginia

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on May 18, 2006.
The undersigned hereby appoints D. Andrew Edwards, Norman A. Scher and W. Hildebrandt Surgner, Jr., or any of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all shares of common stock of Tredegar Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 18, 2006, and at any and all adjournments and postponements of the meeting.

Signature

Signature

Dated: _____________________________, 2006

NOTE: Please sign name exactly as it appears on the stock certificate. Only one of several joint owners need sign. Fiduciaries should give full title.

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

ê   Please fold and detach card at perforation before mailing.   ê

TREDEGAR CORPORATION	PROXY

This Proxy, when properly executed, will be voted in the manner directed in this Proxy by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposal 2.

1.	Election of Directors

	Nominees: (1) Austin Brockenbrough, III		(2) William M. Gottwald	(3) Richard L. Morrill

	❑ FOR all nominees listed above		❑ WITHHOLD authority to vote for all nominees listed above

To withhold authority to vote for any of such nominees, write the nominee’s name on the line provided below.
_________________________________________________________________________________________

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for Tredegar for the fiscal year ending December 31, 2006.

	❑ FOR	❑ AGAINST	❑ ABSTAIN

In their discretion, the proxies are authorized to vote on such other business and matters incident to the conduct of the meeting as may properly come before the meeting.

❑

Until contrary notice to the Corporation, I consent to access all future proxy statements and annual reports issued by the Corporation over the Internet. E-Mail Address: _________________________________________

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

NOTICE OF ANNUAL MEETING

The Annual Meeting of Shareholders of Tredegar Corporation will be held at Lewis Ginter Botanical Garden, 1800 Lakeside Avenue, Richmond, Virginia, 23228, on Thursday, May 18, 2006, at 8:30 a.m., Eastern Daylight Time.

You have elected to receive Tredegar’s Annual Report and Proxy Statement electronically. These documents are now available for access and downloading at our website, www.tredegar.com. You will be receiving by mail from our transfer agent, National City Bank, your proxy card, along with a postage-paid return envelope.

Your vote is important. Please use the proxy card to vote your shares and return the completed and signed proxy card in the return envelope.

We appreciate your assistance in reducing our costs by accessing these documents electronically.